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EXHIBIT 21

As of 2/1/07

SUBSIDIARIES OF OVERSEAS SHIPHOLDING GROUP, INC.

The following table lists all subsidiaries of OSG and all companies in which the registrant directly or indirectly owns a 49% interest, except for certain companies and subsidiaries which, if considered in the aggregate as a single entity, would not constitute a significant entity. All of the entities named below are corporations, unless otherwise noted.

Name	Where Incorporated, Organized or Domiciled
Africa Tanker Corporation	Marshall Islands
Alcesmar Limited	Marshall Islands
Alcmar Limited	Marshall Islands
Allenmar Limited	Marshall Islands
Almar Limited	Marshall Islands
Alpha Aframax Corporation	Marshall Islands
Alpha Tanker Corporation	Marshall Islands
Ambermar Limited	Marshall Islands
Ambermar Tanker Corporation	Delaware
Ambrit Holdings, Inc.	Delaware
American Shipholding Group, Inc.	New York
Amity Products Carriers, Inc.	Delaware
Andromar Limited	Marshall Islands
Ania Tanker Corporation	Marshall Islands
Antigmar Limited	Marshall Islands
Antilles Bulk Holdings N.V.	Netherlands Antilles
Aquamar Shipping Limited	Marshall Islands
Aquarius Tanker Corporation	Marshall Islands
Ariadmar Limited	Marshall Islands
Ariel Shipping Corporation	Marshall Islands
Aspro Tanker Corporation	Marshall Islands
Atalmar Limited	Marshall Islands
Aurora Shipping Corporation	Marshall Islands
Avila Tanker Corporation	Marshall Islands
Beta Aframax Corporation	Marshall Islands
Beta Tanker Corporation	Marshall Islands
Bravery Tanker Corporation	Marshall Islands
Brooklyn Product Tanker Corporation	Marshall Islands
Cabo Hellas Limited	Marshall Islands
Cabo Sounion Limited	Marshall Islands
Camar Limited	Marshall Islands
Cambridge Tankers, Inc.	New York
Capemar Limited	Marshall Islands
Caribbean Tanker Corporation	Marshall Islands
Carina Tanker Corporation	Marshall Islands
Chrismir Cape Corporation	Marshall Islands
Cleliamar Ltd.	Marshall Islands
Cleliamar Product Carrier Corporation	Marshall Islands
Colmar Ltd	Marshall Islands
Concept Tanker Corporation	Marshall Islands
Crown Tanker Corporation	Marshall Islands
Delphina Product Carrier Corporation	Marshall Islands
Delphina Tanker Corporation	Delaware
Delta Aframax Corporation	Marshall Islands
DHT Ania Aframax Corp.	Marshall Islands

2006 Annual Report

DHT Ann VLCC Corp.	Marshall Islands
DHT Cathy Aframax Corp.	Marshall Islands
DHT Chris VLCC Corp.	Marshall Islands
DHT Rebecca Aframax Corp.	Marshall Islands
DHT Regal Unity VLCC Corp.	Marshall Islands
DHT Sophie Aframax Corp.	Marshall Islands
Diane Tanker Corporation	Marshall Islands
Dorado Tanker Corporation	Marshall Islands
Dundee Navigation S.A.	Marshall Islands
East Coast Gaugings Limited	United Kingdom
Edindun Shipping Corporation	Marshall Islands
Eight Product Tankers Corporation	Delaware
Eighth Aframax Tanker Corporation	Marshall Islands
Epsilon Aframax Corporation	Marshall Islands
Ermar Limited	Marshall Islands
Fifth Aframax Tanker Corporation	Marshall Islands
First Pacific Corporation.	Marshall Islands
First Products Tankers, Inc.	Marshall Islands
First Shipco Inc.	Marshall Islands
First Union Tanker Corporation	Marshall Islands
Five Product Tankers Corporation	Delaware
400 Equity Corporation	Delaware
401 Equity Corporation	Delaware
Four Product Tankers Corporation	Delaware
Fourth Aframax Tanker Corporation	Marshall Islands
Fourth Products Tankers, Inc.	Marshall Islands
Fourth Spirit Holding N.V.	Netherlands Antilles
Friendship Marine Inc.	Liberia
Front Emperor Inc.	Liberia
Front President Inc.	Liberia
Front Tobago, Inc.	Liberia
Galena Tanker Corporation	Delaware
Goldmar Limited	Marshall Islands
GPC Aframax Corporation	Marshall Islands
Hyperion Shipping Corporation	Marshall Islands
Imperial Tankers Corporation	Marshall Islands
International Seaways, Inc.	Marshall Islands
Jacamar Ltd	Marshall Islands
Jademar Limited	Marshall Islands
Jamar Limited	Marshall Islands
Juneau Tanker Corporation	New York
Keymar Ltd	Marshall Islands
Kimolos Tanker Corporation	Marshall Islands
Kliomar Ltd	Marshall Islands
Leo Tanker Corporation	Marshall Islands
Limar Charter Corporation	Marshall Islands
Limar Limited	Marshall Islands
Lion Tanker Corporation	Marshall Islands
Luxmar Limited	Marshall Islands
Luxmar Tanker Corporation	Delaware
Majestic Tankers Corporation	Marshall Islands
Maremar Limited	Marshall Islands
Maremar Tanker Corporation	Delaware
Marina Tanker Corporation.	Marshall Islands
Maritrans Allegiance Co.	Nevada

2006 Annual Report

Maritrans Barge Co.	Delaware
Maritrans Business Co., Inc.	Delaware
Maritrans Columbia Co.	Nevada
Maritrans Constitution Co.	Nevada
Maritrans Diligence Co.	Nevada
Maritrans Enterprise Co.	Nevada
Maritrans 400 Co.	Nevada
Maritrans Freedom Co.	Nevada
Maritrans General Partner Inc.	Delaware
Maritrans Holdings Inc.	Delaware
Maritrans Honour Co.	Nevada
Maritrans Independence Co.	Nevada
Maritrans Integrity Co.	Nevada
Maritrans Intrepid Co.	Nevada
Maritrans Liberty Co.	Nevada
Maritrans Navigator Co.	Nevada
Maritrans 196 Co.	Nevada
Maritrans 193 Co.	Nevada
Maritrans 192 Co.	Nevada
Maritrans Operating Company L.P.	Delaware
Maritrans Perseverance Co.	Nevada
Maritrans Seafarer Co.	Nevada
Maritrans Tankers Inc.	Delaware
Maritrans Transportation	Delaware
Maritrans 300 Co.	Nevada
Maritrans Tug Co.	Nevada
Maritrans 211 Co.	Nevada
Maritrans 210 Co.	Nevada
Maritrans 215 Co.	Nevada
Maritrans 250 Co.	Nevada
Maritrans 252 Co.	Nevada
Maritrans 244 Co.	Nevada
Maritrans Valour Co.	Nevada
Marship Tankers (Holdings) Ltd.	British Virgin Islands
Martank Shipping (Holdings) Ltd.	British Virgin Islands
Matilde Cape Corporation	Marshall Islands
Meridian Tanker Corporation	Marshall Islands
Nedimar Charter Corporation	Marshall Islands
Nedimar Limited	Marshall Islands
Neptune Product Carrier Corporation	Marshall Islands
New Orleans Tanker Corporation	Delaware
Nine Product Tankers Corporation	Delaware
Ninth Aframax Tanker Corporation	Marshall Islands
Northam Carriers Ltd.	Marshall Islands
Northanger Shipping Corporation	Marshall Islands
Northwestern Tanker Corporation	Marshall Islands
Ocean Bulk Ships, Inc.	Delaware
Oceania Tanker Corporation	Marshall Islands
Oleron Tanker S.A.	Panama
Olympia Tanker Corporation	Marshall Islands
One Product Tankers Corporation	Delaware
OSG America, Inc.	Delaware
OSG Bulk Ships, Inc.	New York
OSG Car Carriers, Inc.	New York
OSG Clean Products International, Inc.	Marshall Islands

2006 Annual Report

OSG CNG Transportation Corporation	Marshall Islands
OSG Financial Corp.	Delaware
OSG Foundation	New York
OSG Group Purchasing Limited	United Kingdom
OSG International, Inc.	Marshall Islands
OSG Nakilat Corporation	Marshall Islands
OSG New York, Inc.	Marshall Islands
OSG Overseas Ship Management (Canada) Inc.	Canada
OSG Product Tankers Corporation	Delaware
OSG Product Tankers, LLC	Delaware
OSG Product Tankers I, LLC	Delaware
OSG Product Tankers II, LLC	Delaware
OSG Ship Management (GR) Ltd.	Marshall Islands
OSG Ship Management (London) Limited	United Kingdom
OSG Ship Management (UK) Ltd.	United Kingdom
OSG Ship Management Asia Pacific Pte Ltd.	Singapore
OSG Ship Management, Inc.	Delaware
OSG Tankers (UK) Ltd.	United Kingdom
OSG ULCC Corporation	Delaware
OVC Tankers Ltd.	Bahamas
Overseas LNG H1 Corporation	Marshall Islands
Overseas LNG H2 Corporation	Marshall Islands
Overseas LNG S1 Corporation	Marshall Islands
Overseas LNG S2 Corporation	Marshall Islands
Overseas Sea Swift Corporation	Delaware
Overseas Shipping (GR) Ltd.	Marshall Islands
Palmar Maritime Ltd.	Marshall Islands
Panamax International Ltd.	Marshall Islands
Pearlmar Limited	Marshall Islands
Petromar Limited	Marshall Islands
Philadelphia Tanker Corporation	Delaware
Pisces Tanker Corporation	Marshall Islands
Polaris Tanker Corporation	Marshall Islands
Polmar Ltd	Marshall Islands
Polys Product Carrier Corporation	Marshall Islands
Primar Shipping Limited	Marshall Islands
Puget Carrier Corporation	Delaware
Queens Product Tanker Corporation	Marshall Islands
Regency Tankers Corporation	Marshall Islands
Reginamar Limited	Marshall Islands
Reinemar Limited	Marshall Islands
Reliance Shipping B.V.	Netherlands
Rex Shipholdings Inc..	Liberia
Reymar Limited	Marshall Islands
Rich Tanker Corporation	Marshall Islands
Rimar Limited	Marshall Islands
Rio Grande Bulk Carriers, Inc.	Marshall Islands
Rosalyn Tanker Corporation	Marshall Islands
Rosemar Limited	Marshall Islands
Royal Tankers Corporation	Marshall Islands
Ruby Tanker Corporation	Marshall Islands
Rubymar Limited	Marshall Islands
Sakura Transport Corp.	Marshall Islands
Sapphire Tanker Corporation	Marshall Islands
Sargasso Tanker Corporation	Marshall Islands

2006 Annual Report

Second Products Tankers, Inc.	Marshall Islands
Serifos Tanker Corporation	Marshall Islands
Seven Product Tankers Corporation	Delaware
Seventh Aframax Tanker Corporation	Marshall Islands
Ship Paying Corporation No. 1	Delaware
Ship Paying Corporation No. 3	Liberia
Shirley Tanker SRL	Barbados
Sifnos Tanker Corporation	Marshall Islands
Silvermar Limited	Marshall Islands
Six Product Tankers Corporation	Delaware
Sixth Aframax Tanker Corporation	Marshall Islands
Souter Shipping (Bermuda) Ltd.	Bermuda
Spirit Shipping B.V.	Netherlands
SSL Services Ltd.	Bermuda
Takamar Ltd.	Marshall Islands
Tanker Management Ltd.	United Kingdom
Ten Product Tankers Corporation	Delaware
Tenth Aframax Tanker Corporation	Marshall Islands
Third Aframax Tanker Corporation	Marshall Islands
Third Products Tankers, Inc.	Marshall Islands
Third United Shipping Corporation	Marshall Islands
1395 Tanker Corporation	Marshall Islands
1372 Tanker Corporation	Marshall Islands
1320 Tanker Corporation	Marshall Islands
1321 Tanker Corporation	Marshall Islands
398 Equity Corporation	Delaware
399 Equity Corporation	Delaware
Three Product Tankers Corporation	Delaware
Timor Navigation Ltd.	Marshall Islands
Tokyo Transport Corp.	Marshall Islands
Trader Shipping Corporation.	Marshall Islands
Transbulk Carriers, Inc..	Delaware
Tubarao Bulk Carriers, Inc.	Marshall Islands
Two Product Tankers Corporation	Delaware
U.S. Shipholding Group, Inc.	New York
Uranus Product Carrier Corporation	Marshall Islands
Urban Tanker Corporation	Marshall Islands
Vega Product Carrier Corporation	Marshall Islands
Vega Tanker Corporation	Delaware
Venus Tanker Corporation	Marshall Islands
View Tanker Corporation	Marshall Islands
Vivian Tankships Corporation	New York
V-Plus BVBA	Belgium
Western Ship Agencies Limited	United Kingdom

2006 Annual Report

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SUBSIDIARIES OF OVERSEAS SHIPHOLDING GROUP, INC.